Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Carnival Corporation & plc’s joint Annual Report on Form 10-K for the year ended November 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

March 9, 2009